Exhibit 10.2
F21.103
DATED 9 November 2010
GRAND AFFECTION S.A.
GRAND AFFINITY S.A.
(as Borrowers)
- and -
NEWLEAD HOLDINGS LTD.
(as New Corporate Guarantor)
- and -
DVB BANK SE
and others
(as Lenders)
- and -
DVB BANK SE
(as Agent)
- and -
DVB BANK SE
(as Security Agent)

SECOND SUPPLEMENTAL AGREEMENT
TO A SECURED LOAN FACILITY AGREEMENT
DATED 9 JULY 2010 AS AMENDED AND SUPPLEMENTED
BY A FIRST SUPPLEMENTAL AGREEMENT
DATED 14 JULY 2010

STEPHENSON HARWOOD
Ariston Building
2 Filellinon Street & Akti Miaouli
Piraeus 185 36
Greece
Tel: +30 210 4295 160
Fax: +30 210 4295 166
Ref: F21.103

SECOND SUPPLEMENTAL AGREEMENT
Dated: 9 November 2010
BETWEEN:-
(1)	GRAND AFFECTION S.A. (“Affection”) and GRAND AFFINITY S.A. (“Affinity”), each a company incorporated under the laws of the Marshall Islands with its registered office at c/o The Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960; and (together the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)	NEWLEAD HOLDINGS LTD., a company incorporated according to the laws of Bermuda, with its registered office at Canons Court, 22 Victoria Street, Hamilton HM12, Bermuda (the “New Corporate Guarantor”); and

(3)	the banks listed in schedule 1 of the loan agreement, each acting through its office at the address indicated against its name in schedule 1 (together the “Lenders” and each a “Lender”); and

(4)	DVB BANK SE, acting as agent, as underwriter and as arranger through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the “Agent”); and

(5)	DVB BANK SE, acting as security agent through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the “Security Agent”).
SUPPLEMENTAL TO a Secured Loan Facility Agreement dated 9 July 2010 as amended and supplemented by a first supplemental agreement dated 14 July 2010 (together, the “Loan Agreement”) each made between (1) the Lenders, as lenders, (2) the Agent, acting as agent for the Lenders, (3) the Security Agent, acting as security agent for the Lenders and (4) the Borrowers, each of the Republic of the Marshall Islands, as joint and several borrowers, on the terms and subject to the conditions of which the Lenders have agreed to advance to the Borrowers, on a joint and several basis, an aggregate amount not exceeding forty eight million United States Dollars (US$48,000,000) (the “Loan”) in order to assist the Borrowers in pre-delivery and post-delivery finance of part of the aggregate Contract Price of the Vessels and to refinance certain Existing Indebtedness.

WHEREAS:-
(A)	The Borrowers and the New Corporate Guarantor have, inter alia, requested that, the financial covenants contained in clause 12.2 of the Loan Agreement and clause 6.12 of the New Corporate Guarantee be amended as more particularly described in this Second Supplemental Agreement.

(B)	The Lenders, the Agent, the Security Agent, the Borrowers and the New Corporate Guarantor have agreed to amend the Loan Agreement and the New Corporate Guarantee on the terms and subject to the conditions contained in this Second Supplemental Agreement.
IT IS AGREED THAT:-
1	Interpretation
1.1	In this Second Supplemental Agreement the following words and expressions shall have the following meanings:-
1.1.1	“Effective Date” means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 1 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred.

1.1.2	“Second Supplemental Agreement” means the agreement herein contained.
1.2	All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Second Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Second Supplemental Agreement as if it were set out in full.

1.3	All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Second Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions
2.1	Before Clause 4 of this Second Supplemental Agreement shall take effect, the Security Parties shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:-
2.1.1	A certificate of incumbency from a duly authorised officer of each of the Borrowers and the New Corporate Guarantor confirming that none of the documents delivered to the Lender pursuant to Clause 3.1 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified.

2.1.2	A certificate of good standing in respect of each of the Borrowers and the New Corporate Guarantor.

2.1.3	The Second Supplemental Agreement, together with all notices and other documents required by any of them, duly executed.

2.1.4	A letter from Holman Nominees Limited, Marlow House, Lloyds Avenue, London EC3N 3AL, England (tel.: + 44 (0) 20 7488 2300 / Fax: + 44 (0) 20 7481 0316) accepting their appointment by each of the Borrowers and the New Corporate Guarantor as agent for service of proceedings pursuant to this Second Supplemental Agreement.

2.1.5	If required by the Agent, confirmation satisfactory to the Lenders that all legal opinions required by the Lender will be given substantially in the form required by the Agent.

2.1.6	Evidence of payment by the Borrowers for the account of the Lenders of an amendment fee in the amount of $10,000, in proportion to their Commitments, on the date of this Second Supplemental Agreement.
2.2	If the Agent agrees that Clause 4 of this Second Supplemental Agreement shall take effect prior to the Effective Date, the Borrowers and the New Corporate Guarantor

undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent, which however, shall not be taken as a waiver of the Agent’s right to require production of all the documents and evidence required by Clause 2.1.
2.3	All documents and evidence delivered to the Agent pursuant to this Clause shall:-
2.3.1	be in form and substance acceptable to the Agent;

2.3.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.3.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
3	Representations and Warranties

Each of the representations and warranties contained in clause 11 of the Loan Agreement and clause 2 of the New Corporate Guarantee shall be deemed repeated by the Borrowers and the New Corporate Guarantor at the date of this Second Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included this Second Supplemental Agreement.

4	Amendments to the Loan Agreement and the New Corporate Guarantee

With effect from 9 July 2010:-
4.1	clause 12.1.1 of the Loan Agreement shall be deleted and replaced with the following:-

“12.1.1 Financial Statements The Borrowers shall supply to the Agent and shall procure that the New Corporate Guarantor supplies to the Agent as soon as the same become available, but in any event within 180 days after the end of each of its financial years, each Borrower’s and the New Corporate Guarantor’s audited consolidated financial and cash flow statements for that financial year, together with a Compliance Certificate to be provided by the New Corporate Guarantor and signed by one director of the New Corporate Guarantor, setting out (in reasonable detail) computations as to compliance with Clause 12.2 (Financial covenants) as at the date as at which those financial and cash flow statements were drawn up.”;
4.2	schedule 6 of the Loan Agreement shall be deleted and replaced with Schedule 2;

4.3	clause 12.2.1 of the Loan Agreement shall be deleted and replaced with the following:-

“12.2.1 The Borrower shall:
12.2.1.1	procure that the New Corporate Guarantor shall at all times during the Facility Period:
(a)	maintain an Equity Ratio of not less than:
(i)	from the Financial Quarter Day ending on 30 September 2012 until the Financial Quarter Day ending on 30 June 2013, 25%; and

(ii)	from the Financial Quarter Day ending on 30 September 2013 onwards, 30%;
(b)	maintain on a consolidated basis the Minimum Liquidity;

(c)	maintain on a consolidated basis on each Financial Quarter Day, Working Capital of not less than zero Dollars ($0);

(d)	maintain a ratio of EBITDA to Interest Payable on a trailing four (4) Financial Quarter basis of not less than:
(i)	from the Financial Quarter Day ending on 30 September 2012 until the Financial Quarter Day ending on 30 June 2013, 2.00 to 1.00; and

(ii)	from the Financial Quarter Day ending on 30 September 2013 onwards, 2.50 to 1.00; and
(e)	maintain free Cash in an amount which is no less than five

million Dollars ($5,000,000).
The financial covenants contained in this Clause 12.2.1.1 (a) — (d) shall be tested quarterly on the basis of the quarterly Financial Statements provided under Clause 12.1.1 and Clause 12.1.3 and shall be confirmed in the relevant Compliance Certificate and the financial covenants contained in this Clause 12.2.1.1 (e) shall be tested monthly by the provisions of bank statements in form and substance acceptable to the Agent.”;

12.2.1.2	procure that the New Corporate Guarantor as soon as possible, but in no event no later than twenty eight (28) days after the end of each month in each financial year provide to the Agent a cash balance report showing (a) Minimum Liquidity, (b) detailed break down of unrestricted cash, restricted cash, unrestricted cash equivalents and restricted cash equivalents of the New Corporate Guarantor, (c) the unutilised funds under the IBG Bond Issue and (d) the unutilised overdraft limits and the identity of the banks that these relate to; and

12.2.1.3	maintain at any time following each Vessel’s delivery, the Minimum Liquidity Reserve (which is included in the total sum of the Minimum Liquidity and which is identifiable on a per Vessel basis in the relevant monthly bank statements) in respect of each Vessel and as soon as possible, but in no event later than twenty eight (28) days after the end of each month in each financial year provide to the Agent a cash balance report showing each Borrower’s unrestricted Cash balances.”;
4.4	clause 12.2.2 of the Loan Agreement shall be deleted and replaced with the following:-
“12.2.2 The expressions used in Clause 12.2.1 shall be construed in accordance with GAAP, and for the purposes of Clause 12.2.1:

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;
“Cash” means free and available negotiable money, orders, cheques and bank balances and deposits but to exclude (a) any cash that is specifically blocked and charged and (b) cash standing to the credit of any blocked account and charged to the Agent pursuant to this Agreement;

“Cash Equivalent Investments” means at any time:
a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank or financial institution acceptable to the Agent;

b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; or

c)	any other debt security approved by the Agent; or

d)	amounts standing to the credit of the Retention Account,
in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Encumbrance (other than one arising under the Security Documents);

“Charter” means, in relation to a Fleet Vessel, any time charter or consecutive voyage charter entered into by the relevant owner with a charterer for a duration of no less than twelve (12) months and in a form and substance acceptable to the Majority Lenders in their sole discretion and “Charters” means all of them;
“Current Assets” means, at any time in respect of the Group, the amount of current assets of the Group on a consolidated basis which would be included as current assets in a consolidated balance sheet of the Group in accordance with GAAP drawn up at such time together with such amount of Cash and Cash Equivalent Investments forming part of the Minimum Liquidity and/or the Retention Amount (but always excluding any current assets arising from Derivative Financial Instruments) which may be disregarded from the current assets in a consolidated balance sheet of the Group;
“Current Liabilities” means, at any time in respect of the Group, the amount of current liabilities of the Group on a consolidated basis which would be included as current liabilities in the consolidated balance sheet of the Group in accordance with GAAP drawn up at such time excluding Deferred Revenue and all current liabilities arising from Derivative Financial Instruments;
“Deferred Revenue” means at any time in respect of the Group, that liability calculated at the time an existing Charter(s) or other employment arrangement is assumed, by discounting at the Group’s weighted average cost of capital, the difference between the market charter rate for an equivalent vessel and the assumed charter rate, which liability is recorded as deferred revenue and amortised to revenue over the remaining period of such Charter(s) or other employment arrangement;
“Derivative Financial Instruments” means at any time in respect of the Group the fair value of any derivative transaction and the fair value of any other derivative financial instruments appearing under this heading (and previously approved by the Agent) in the consolidated financial statements of the Group provided by the Borrowers to the Finance Parties in accordance with the provisions of clause 12.1.3 of the Loan Agreement or otherwise and in the event of the Borrowers changing the form or substance of the financial statements (always in accordance with GAAP) provided by the Borrowers to the Finance Parties so that Derivative Financial Instruments no longer appears as a heading and/or such Derivative Financial Instruments are otherwise accounted for, the determination of what constitutes Derivative Financial Instruments shall be made by the Agent acting reasonably;
“EBITDA” means, in respect of any period, the consolidated profit on ordinary activities of the Group before Tax for such period:
a.	adjusted to exclude Interest Receivable and Interest Payable and other similar income or costs to the extent not already excluded;

b.	adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

c.	after adding back depreciation and amortisation;

d.	adjusted to exclude any exceptional or extraordinary costs or income;

e.	after deducting any profit arising out of the release of any provisions against a liability or charge (excluding in this context the release of any provisions against liabilities or charges relating to exceptional or extraordinary items);
“Equity Ratio” means Shareholders Equity as a percentage of Total Assets adjusted, in each case, for the difference between Fleet Market Value and Fleet Book Value;
“Finance Lease” means any lease under which a member of the Group is the lessee which is or should be treated as a finance lease under GAAP (and includes any hire purchase contract or other arrangement which is similarly treated);
“Financial Quarter” means each period of approximately three (3) months commencing on the day after a Financial Quarter Day and ending on the next following Financial Quarter Day;

“Financial Quarter Day” means 31 March, 30 June, 30 September and 31 December in any year;
“Financial Year” means the annual accounting period of the Group ending on 31 December in each year;
“Fleet Book Value” means, at the end of a Financial Year, the aggregate book value of the Fleet Vessels less depreciation as stated in the most recent financial statements delivered pursuant to Clause 12.1.1;
“Fleet Market Value” means, at the date of calculation, the aggregate of the Market Value of all of the Fleet Vessels as last determined in accordance with the Market Value;
“Fleet Vessels” means the vessels (including, but not limited to, the Vessels) from time to time owned by a member of the Group (each a “Fleet Vessel”);
“Group” means the New Corporate Guarantor and its Related Companies (including, but not limited to, the Borrowers) and “member of the Group” shall be construed accordingly;
“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;
“Interest” means, in respect of any specified Borrowed Money, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Borrowed Money including:
(a) gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Borrowed Money;
(b) repayment and prepayment premiums payable or incurred in repaying or prepaying such Borrowed Money; and

(c) the interest element of Finance Leases,
but excluding, in respect of such Borrowed Money, agency and arrangement fees or other up-front fees;
“Interest Payable” means, in respect of any period, the aggregate (calculated on a consolidated basis) of:
(a)	the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of members of the Group by way of Interest on all Borrowed Money, but excluding any amount accruing as interest in-kind (and not as cash pay) to the extent capitalised as principal during such period; and

(b)	net payments in relation to interest rate or currency hedging arrangements in respect of Borrowed Money (after deducting net income in relation to such interest rate or currency hedging arrangements);
“Interest Receivable” means, in respect of any period, the amount of Interest accrued on cash balances of the Group (including the amount of interest accrued on the Earnings Accounts, to the extent that the account holder is entitled to receive such interest) during such period;
“Market Value”, in respect of a Fleet Vessel, means the market value of the relevant Vessel to be conclusively determined on the basis of the average of valuations (which are not more than two months old at the time of the calculation of the Market Value in question) provided by two reputable, independent and first class firm of shipbrokers appointed by the Agent. If the two valuations differ by a margin of over 15% then a third shipbroker shall be appointed by the Agent and the market value shall be the average of the three valuations. All valuations shall be on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer and at the expense of the Borrowers.
“Minimum Liquidity” means, at any time in respect of the Group, the minimum amount of Cash and Cash Equivalent Investments being no less than 5% of the Group’s overall Indebtedness (drawn and comprising of short term debt, long term debt and long term leases);

“Related Company” of a person means Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Shareholders Equity” means, at any time in respect of the Group, the amount of shareholders equity of the Group on a consolidated basis which would be included as shareholders equity in the consolidated balance sheet of the Group in accordance with GAAP drawn up at such time as stated in the most recent Financial Statements;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Total Assets” means, at any time in respect of the Group, the amount of total assets of the Group on a consolidated basis which would be included as total assets in a consolidated balance sheet of the Group in accordance with GAAP drawn up at such time as stated in the most recent Financial Statements; and

“Working Capital” means Current Assets less Current Liabilities as defined herewith but excluding the current portion of long term debt maturing within twelve (12) months and such exclusion in relation to the current portion of the long term debt to be applicable only for the period from 01/07/2010 to 01/01/2012.
4.5	clause 6.5 of the New Corporate Guarantee shall be deleted and replaced with the following:-
“6.5	The Guarantor shall supply to the Security Agent as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated financial and cash flow statements for that financial year together with a Compliance Certificate, signed by one director of the Guarantor, setting out (in reasonable detail) computations as to compliance with clause 6.12 as at the date as at which those financial and cash flow statements were drawn up. Each set of Financial Statements:
6.5.1	shall be certified by one director of the Guarantor as fairly representing its financial condition as at the date at which those Financial Statements were drawn up; and

6.5.2	shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of Financial Statements, the Guarantor notifies the Security Agent that there has been a change in GAAP, the accounting practices or reference periods and the Guarantor’s auditors deliver to the Security Agent:
(a)	a description of any change necessary for those Financial Statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(b)	sufficient information, in form and substance as may be reasonably required by the Security Agent, to enable the Security Agent to make an accurate comparison between the financial position indicated in those Financial Statements and that indicated in the Original Financial Statements.”;
4.6	clause 6.12 of the New Corporate Guarantee shall be deleted and replaced with the following:-
6.12	The Guarantor shall:
6.12.1	at all times during the Facility Period:

(a)	maintain an Equity Ratio of not less than:

(i)	from the Financial Quarter Day ending on 30 September 2012 until the Financial Quarter Day ending on 30 June 2013, 25%; and

(ii)	from the Financial Quarter Day ending on 30 September 2013 onwards, 30%;
(b)	maintain on a consolidated basis the Minimum Liquidity;

(c)	maintain on a consolidated basis on each Financial Quarter Day, Working Capital of not less than zero Dollars ($0);

(d)	maintain a ratio of EBITDA to Interest Payable on a trailing four (4) Financial Quarter basis of not less than:
(i)	from the Financial Quarter Day ending on 30 September 2012 until the Financial Quarter Day ending on 30 June 2013, 2.00 to 1.00; and

(ii)	from the Financial Quarter Day ending on 30 September 2013 onwards, 2.50 to 1.00; and
(e)	maintain free Cash in an amount which is no less than five million Dollars ($5,000,000).
The financial covenants contained in this Clause 6.12.1 (a) — (d) shall be tested quarterly on the basis of the quarterly Financial Statements provided under Clause 6.12.1 and Clause 6.11 and shall be confirmed in the relevant Compliance Certificate and the financial covenants contained in this Clause 6.12.1 (e) shall be tested monthly by the provisions of bank statements in form and substance acceptable to the Agent; and

6.12.2	as soon as possible, but in no event no later than twenty eight (28) days after the end of each month in each financial year provide to the Agent a cash balance report showing (a) Minimum Liquidity, (b) detailed break down of unrestricted cash, restricted cash, unrestricted cash equivalents and restricted cash equivalents of the Guarantor, (c) the unutilised funds under the IBG Bond Issue and (d) the unutilised overdraft limits and the identity of the banks that these relate to.”;
4.7	clause 6.13 of the New Corporate Guarantee shall be deleted and replaced with the following:-
“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Cash” means free and available negotiable money, orders, cheques and bank balances and deposits but to exclude (a) any cash that is specifically blocked and charged and (b) cash standing to the credit of any blocked account and charged to the Agent pursuant to this Agreement;

“Cash Equivalent Investments” means at any time:
a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank or financial institution acceptable to the Agent;

b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; or

c)	any other debt security approved by the Agent; or

d)	amounts standing to the credit of the Retention Account,
in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Encumbrance (other than one arising under the Security Documents);

“Charter” means, in relation to a Fleet Vessel, any time charter or consecutive voyage charter entered into by the relevant owner with a charterer for a duration of no less than twelve (12) months and in a form and substance acceptable to the Majority Lenders in their sole discretion and “Charters” means all of them;

“Current Assets” means, at any time in respect of the Group, the amount of current assets of the Group on a consolidated basis which would be included as current assets in a consolidated balance sheet of the Group in accordance with GAAP drawn up at such time together with such amount of Cash and Cash Equivalent Investments forming part of the Minimum Liquidity and/or the Retention Amount (but always excluding any current assets arising from Derivative Financial Instruments) which may be disregarded from the current assets in a consolidated balance sheet of the Group;

“Current Liabilities” means, at any time in respect of the Group, the amount of current liabilities of the Group on a consolidated basis which would be included as current liabilities in the consolidated balance sheet of the Group in accordance with GAAP drawn up at such time excluding Deferred Revenue and all current liabilities arising from Derivative Financial Instruments;

“Deferred Revenue” means at any time in respect of the Group, that liability calculated at the time an existing Charter(s) or other employment arrangement is assumed, by discounting at the Group’s weighted average cost of capital, the difference between the market charter rate for an equivalent vessel and the assumed charter rate, which liability is recorded as deferred revenue and amortised to revenue over the remaining period of such Charter(s) or other employment arrangement;

“Derivative Financial Instruments” means at any time in respect of the Group the fair value of any derivative transaction and the fair value of any other derivative financial instruments appearing under this heading (and previously approved by the Agent) in the consolidated financial statements of the Group provided by the Borrowers to the Finance Parties in accordance with the provisions of clause 12.1.3 of the Loan Agreement or otherwise and in the event of the Borrowers changing the form or substance of the financial statements (always in accordance with GAAP) provided by the Borrowers to the Finance Parties so that Derivative Financial Instruments no longer appears as a heading and/or such Derivative Financial Instruments are otherwise accounted for, the determination of what constitutes Derivative Financial Instruments shall be made by the Agent acting reasonably;

“EBITDA” means, in respect of any period, the consolidated profit on ordinary activities of the Group before Tax for such period:
a.	adjusted to exclude Interest Receivable and Interest Payable and other similar income or costs to the extent not already excluded;

b.	adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

c.	after adding back depreciation and amortisation;

d.	adjusted to exclude any exceptional or extraordinary costs or income;

e.	after deducting any profit arising out of the release of any provisions against a liability or charge (excluding in this context the release of any provisions against liabilities or charges relating to exceptional or extraordinary items);
“Equity Ratio” means Shareholders Equity as a percentage of Total Assets adjusted, in each case, for the difference between Fleet Market Value and Fleet Book Value;

“Finance Lease” means any lease under which a member of the Group is the lessee which is or should be treated as a finance lease under GAAP (and includes any hire purchase contract or other arrangement which is similarly treated);

“Financial Quarter” means each period of approximately three (3) months commencing on the day after a Financial Quarter Day and ending on the next following Financial Quarter Day;

“Financial Quarter Day” means 31 March, 30 June, 30 September and 31 December in any year;

“Financial Year” means the annual accounting period of the Group ending on 31 December in each year;

“Fleet Book Value” means, at the end of a Financial Year, the aggregate book value of the Fleet Vessels less depreciation as stated in the most recent financial statements delivered pursuant to Clause 12.1.1;

“Fleet Market Value” means, at the date of calculation, the aggregate of the Market Value of all of the Fleet Vessels as last determined in accordance with the Market Value;

“Fleet Vessels” means the vessels (including, but not limited to, the Vessels) from time to time owned by a member of the Group (each a “Fleet Vessel”);

“Group” means the Guarantor and its Related Companies (including, but not limited to, the Borrowers) and “member of the Group” shall be construed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Interest” means, in respect of any specified Borrowed Money, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Borrowed Money including:
(a) gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Borrowed Money;

(b) repayment and prepayment premiums payable or incurred in repaying or prepaying such Borrowed Money; and

(c) the interest element of Finance Leases,

but excluding, in respect of such Borrowed Money, agency and arrangement fees or other up-front fees;

“Interest Payable” means, in respect of any period, the aggregate (calculated on a consolidated basis) of:
(a)	the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of members of the Group by way of Interest on all Borrowed Money, but excluding any amount accruing as interest in-kind (and not as cash pay) to the extent capitalised as principal during such period; and

(b)	net payments in relation to interest rate or currency hedging arrangements in respect of Borrowed Money (after deducting net income in relation to such interest rate or currency hedging arrangements);
“Interest Receivable” means, in respect of any period, the amount of Interest accrued on cash balances of the Group (including the amount of interest accrued on the Earnings Accounts, to the extent that the account holder is entitled to receive such interest) during such period;

“Market Value”, in respect of a Fleet Vessel, means the market value of the relevant Vessel to be conclusively determined on the basis of the average of valuations (which are not more than two months old at the time of the calculation of the Market Value in question) provided by two reputable, independent and first class firm of shipbrokers appointed by the Agent. If the two valuations differ by a margin of over 15% then a third shipbroker shall be appointed by the Agent and the market value shall be the average of the three valuations. All valuations shall be on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer and at the expense of the Borrowers.

“Minimum Liquidity” means, at any time in respect of the Group, the minimum amount of Cash and Cash Equivalent Investments being no less than 5% of the Group’s overall Indebtedness (drawn and comprising of short term debt, long term debt and long term leases);

“Related Company” of a person means Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Shareholders Equity” means, at any time in respect of the Group, the amount of shareholders equity of the Group on a consolidated basis which would be included as shareholders equity in the consolidated balance sheet of the Group in accordance with GAAP drawn up at such time as stated in the most recent Financial Statements;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Total Assets” means, at any time in respect of the Group, the amount of total assets of the Group on a consolidated basis which would be included as total assets in a consolidated balance sheet of the Group in accordance with GAAP drawn up at such time as stated in the most recent Financial Statements; and

“Working Capital” means Current Assets less Current Liabilities as defined herewith but excluding the current portion of long term debt maturing within twelve (12) months and such exclusion in relation to the current portion of the long term debt to be applicable only for the period from 01/07/2010 to 01/01/2012.
All other terms and conditions of the Loan Agreement and the New Corporate Guarantee shall remain unaltered and in full force and effect.

5	Confirmation and Undertaking
5.1	Each of the Borrowers and the New Corporate Guarantor confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement and the New Corporate Guarantee made in this Second Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement and the New Corporate Guarantee were references to the Loan Agreement and the New Corporate Guarantee as amended and supplemented by this Second Supplemental Agreement.

5.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement and the New Corporate Guarantee made in or pursuant to this Second Supplemental Agreement.
6	Communications, Law and Jurisdiction

The provisions of clauses 18 and 23 of the Loan Agreement shall apply to this Second Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Second Supplemental Agreement.

Schedule 1
Effective Date Confirmation
To:	GRAND AFFECTION S.A.

GRAND AFFINITY S.A.

each of The Trust Company Complex, Ajeltake Island, Ajeltake Road Majuro,

Marshall Islands M.H. 96960

NEWLEAD HOLDINGS LTD.,

Canons Court, 22 Victoria Street, Hamilton HM12, Bermuda
We, DVB BANK SE, refer to the Second Supplemental Agreement dated 9 November 2010 (the “Second Supplemental Agreement”) relating to a secured loan facility agreement dated 9 July 2010 as amended and supplemented by a first supplemental agreement dated 14 July 2010 (together, the “Loan Agreement”) made between, inter alia, you as Borrowers, the banks listed in it as the Lenders, ourselves as the Agent and ourselves as the Security Agent, in respect of a loan to you from the Lenders of up to forty eight million Dollars ($48,000,000).
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Second Supplemental Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Second Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.
Dated: 9 November 2010

Signed:

Alexandros Damianidis for and on behalf of DVB BANK SE

SCHEDULE 2: Form of Compliance Certificate

To:	DVB BANK SE

From:	NEWLEAD HOLDINGS LTD.
Dated:
Dear Sirs
Grand Affection S.A and Grand Affinity S.A. - US$48,000,000 Loan Agreement dated 9 July 2010 (the “Agreement”)
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
We confirm that:
(a)	we maintain an Equity Ratio of not less than:
(i)	from the Financial Quarter Day ending on 30 September 2012 until the Financial Quarter Day ending on 30 June 2013, 25%; and

(ii)	from the Financial Quarter Day ending on 30 September 2013 onwards, 30%;
(b)	we maintain on a consolidated basis the Minimum Liquidity;

(c)	we maintain on a consolidated basis on each Financial Quarter Day, Working Capital of not less than zero Dollars ($0);

(d)	we maintain a ratio of EBITDA to Interest Payable on a trailing four (4) Financial Quarter basis of not less than:
(i)	from the Financial Quarter Day ending on 30 September 2012 until the Financial Quarter Day ending on 30 June 2013, 2.00 to 1.00; and

(ii)	from the Financial Quarter Day ending on 30 September 2013 onwards, 2.50 to 1.00; and

(e)	we maintain free Cash in an amount which is no less than five million Dollars ($5,000,000).
We confirm that no Default is continuing.

Signed:

Director
of
NEWLEAD HOLDINGS LTD.

IN WITNESS of which the parties to this Second Supplemental Agreement have executed this Second Supplemental Agreement the day and year first before written.

SIGNED and DELIVERED as a DEED by	)
GRAND AFFECTION S.A.	)
acting by Michael Livanos	) /s/ Michael Livanos
its duly authorised attorney-in-fact	)
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis

SIGNED and DELIVERED as a DEED by	)
GRAND AFFINITY S.A.	)
acting by Michael Livanos	) /s/ Michael Livanos
its duly authorised attorney-in-fact	)
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis

SIGNED and DELIVERED as a DEED by	)
NEWLEAD HOLDINGS LTD.	)
acting by Panagiotis Peter Kallifidas	) /s/ Panagiotis Peter Kallifidas
its duly authorised attorney-in-fact	)
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis

SIGNED and DELIVERED as a DEED by	)
DVB BANK SE (as a Lender))
acting by Alexandros Damianidis	) /s/ Alexandros Damianidis
its duly authorised attorney-in-fact	)
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis

SIGNED and DELIVERED as a DEED by	)
DVB BANK SE (as the Agent))
acting by Alexandros Damianidis	) /s/ Alexandros Damianidis
its duly authorised attorney-in-fact	)
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis

SIGNED and DELIVERED as a DEED by	)
DVB BANK SE (as the Security Agent))
acting by Alexandros Damianidis	) /s/ Alexandros Damianidis
its duly authorised attorney-in-fact	)
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis

SIGNED and DELIVERED as a DEED by	)
Norddeutsche Landesbank Girozentrale	)
(as a Lender))
acting by Alexandros Damianidis	) /s/ Alexandros Damianidis
its duly authorised attorney-in-fact	)
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis

SIGNED and DELIVERED as a DEED by	)
EMPORIKI BANK OF GREECE S.A.	)
(as a Lender))
acting by	)
and Chryssa Voulgari/Christina Margelou	) /s/ Chryssa Voulgari
its duly authorised attorney-in-fact	) /s/ Christina Margelou
in the presence of: Dimitrios Beis	) /s/ Dimitrios Beis